Conformis Reports Preliminary Fourth Quarter and Year-End 2018 Revenue Results
BILLERICA, Mass. and SAN FRANCISCO, Ca., January 8, 2019 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants designed to fit each patient’s unique anatomy, today announced preliminary, unaudited, revenue results for the fourth quarter and the year ended December 31, 2018.
Expected Q4 Summary:

•	Total revenue of approximately $22.0 million, up 6% year-over-year on a reported basis and 7% on a constant currency basis

•	Product revenue of approximately $21.9 million, up 7% year-over-year on a reported and constant currency basis

•	U.S. product revenue of approximately $19.4 million, up 10% year-over-year on a reported basis

•	Rest of World product revenue of approximately $2.5 million, down 14% year-over-year on a reported basis and 12% on a constant currency basis
Expected 2018 Summary:

•	Total revenue of approximately $89.8 million, up 15% year-over-year on a reported basis, including a royalty settlement of $10.5 million, and 14% on a constant currency basis

•	Product revenue of approximately $78.6 million, up 2% year-over-year on a reported basis and 1% on a constant currency basis

•	U.S. product revenue of approximately $68.1 million, up 6% year-over-year

•	Rest of World product revenue of approximately $10.6 million, down 17% year-over-year on a reported basis and 22% on a constant currency basis
These preliminary results are being provided in advance of the Company's presentation at the 37th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco. Mark Augusti, the Company’s President and Chief Executive Officer, will present at the conference at 8:30 a.m. PT on Thursday, January 10, 2019.
The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision. The Company expects to report its full financial results, including gross margin, for the fourth quarter and the year ended 2018 on February 6, 2019.
About Conformis, Inc.
Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient's unique anatomy. Conformis offers a broad line of customized knee and hip implants and customized pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, Conformis iTotal CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and customized patient-specific instrumentation for all major joints.
For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.
Cautionary Statement Regarding Forward-Looking Statements
Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, ability to achieve profitability, total revenue, product revenue, gross margin, operations, operating expenses, and financing plans, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations; risks related to the impact of our reduction in force; risks associated with our ability or inability to satisfy loan covenants; and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598